Press Release -

Media Contact:	Investor Contact:

Rick Popko	Michelle Spolver
Fortinet, Inc.	Fortinet, Inc.
408-486-7853	408-486-7837
rpopko@fortinet.com	mspolver@fortinet.com

Former Microsoft Executive Bill Neukom
Joins Fortinet's Board of Directors

SUNNYVALE, Calif., January 24, 2013 - Fortinet® (NASDAQ: FTNT) - a world leader in high-performance network security - today announced the appointment of Bill Neukom to its Board of Directors. Mr. Neukom is a well-respected technology company executive with experience helping scale high-growth organizations. He began representing Microsoft (NASDAQ: MSFT) upon its move to Seattle in 1979 when it had just 12 employees. He joined the company in 1985 to form its Law and Corporate Affairs department and served as its chief legal officer until his retirement in 2002 as an Executive Vice President. Mr. Neukom's diverse business experience also includes serving as the managing general partner of the San Francisco Giants Major League Baseball team and currently serving as the founder and CEO of the World Justice Project, an organization dedicated to strengthening the Rule of Law globally. Mr. Neukom holds a B.A. degree from Dartmouth College and an L.L.B. degree from Stanford Law School.

“We are pleased that Bill has joined the Fortinet team and look forward to his valuable contributions as we continue on our growth path with the goal of being among the largest and most well respected network security companies in the world,” said Ken Xie, founder, president and CEO of Fortinet. “Having been part of one of the grandest technology success stories in history, Bill's experience speaks for itself and illustrates his understanding of how to contribute to diverse organizations.”

“I am impressed with Fortinet's success story so far - consistently innovating and delivering exceptional network security products,” said Mr. Neukom. “I am proud to join Fortinet's Board and look forward to applying my experience and guidance toward helping the company scale and reach its objectives.”

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About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and a market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2012 Fortune Global 100. Fortinet's flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet's broad product line goes beyond UTM to help secure the extended enterprise - from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.
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